JDS UNIPHASE PROVIDES SALES OUTLOOK

Ottawa, Ontario and San Jose, California, September 24, 2001 - JDS Uniphase Corporation (Nasdaq: JDSU and TSE: JDU) today announced its sales outlook for the current quarter. The Company anticipates sales for its first quarter ending September 29, 2001 will be approximately $325 million.

"While forecasting continues to be difficult in the current environment, we believe our ability to predict future sales has begun to improve," said Jozef Straus, Co-Chairman, President and CEO. "In this time of change and uncertainty, we are continuing to work closely with our customers to help them prepare for new generations of products and to respond to the challenges ahead. And while the downturn in our markets has not yet reversed, we believe we are beginning to see the early signs of stabilization at levels from which our industry can grow in the future."

"We are making rapid progress toward completing our Global Realignment Program," added Greg Dougherty, Executive Vice President and Chief Operating Officer. "Our programs to meet aggressive goals in product and technology development, manufacturing, and customer service are on schedule. At the same time, we continue to focus and fund significant research and development programs to provide our customers with the components and modules they need for their next-generation systems."

The Company's employment is now below 14,000 employees, a level originally expected to be reached in the second fiscal quarter. The Company had peak employment in early 2001 of 29,000. Square footage reduction has been proceeding according to the Company's plans.

The Company plans to announce its first quarter results on October 25, 2001. A conference call, which will be webcasted on the JDS Uniphase website, will be held at 4:30 Eastern Time that day.

JDS Uniphase is a high technology company that designs, develops, manufactures and distributes a comprehensive range of products for the growing fiberoptic communications market. These products are deployed by system manufacturers worldwide to develop advanced optical networks for the telecommunications and cable television industries. JDS Uniphase Corporation is traded on the Nasdaq National Market under the symbol JDSU and the exchangeable shares of JDS Uniphase Canada Ltd. are traded on The Toronto Stock Exchange under the symbol JDU. More information on JDS Uniphase is available at www.jdsuniphase.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (a) statements regarding our anticipated first quarter sales; (b) statements regarding the current industry downturn, the extent and duration thereof and our response thereto; (c) our beliefs as to our improved ability to predict future sales and as to signs of industry stabilization; (d) statements or implications as to the expected future growth of our industry; (e) statements regarding the expected level and timing of benefits to the Company from our Global Realignment Program and the expected cost thereof, including the expected timing of completion thereof; and (f) any statement or implication regarding our products or the ability of our research and development programs to produce products desirable to our customers and the demand therefore and any benefits expected therefrom. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (1) our ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align our operations with customer demand and the changes affecting our industry, or may be more costly or extensive than currently anticipated; (2) due to the current economic slowdown, in general, and setbacks in our customers' businesses, in particular, our ability to predict our financial performance for current and future periods is far more difficult than in previous periods; and (3) our ongoing efforts to reduce product costs to our customers, through, among other things, automation, improved manufacturing processes and product rationalization may be unsuccessful. For more information on these and other risks affecting our business, please refer to the "Risk Factors" Section included in our Annual Report on Form 10-K for the year ended June 30, 2001. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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